As filed with the Securities and Exchange Commission on March 29, 2019

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EGALET CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	600 Lee Road, Suite 100 Wayne, PA 19087	46-3575334
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

EGALET CORPORATION

AMENDED AND RESTATED 2019 STOCK-BASED INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Robert S. Radie
President and Chief Executive Officer

Egalet Corporation

600 Lee Road

Suite 100

Wayne, PA 19087

(Name and Address of Agent for Service)

(610) 833-4200

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

David S. Rosenthal, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

(212) 698-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	2,150,000	$3.05	$6,557,500.00	$794.77

(1)                                 This Registration Statement relates to 2,150,000 shares of common stock of Egalet Corporation (the “Registrant”) not previously registered and available for issuance under the Registrant’s Amended and Restated 2019 Stock-Based Incentive Compensation Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the Plan pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)                                 The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price have been calculated solely for purposes of determining the applicable registration fee under Rule 457(c) and (h) of the Securities Act on the basis of the average of the bid and ask per share of common stock of the Registrant on March 26, 2019, as reported on the Over the Counter Market.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with this explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.  The documents containing the information specified in Part I of Form S-8 will be sent or given to directors, officers, employees and consultants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by Egalet Corporation (the “Registrant”) are hereby incorporated herein by reference:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 29, 2019.

(b)                                 The Registrant’s current reports on Form 8-K filed on January 16, 2019, February 1, 2019 and March 20, 2019.

(c)                                  All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2018.

(d)                                 The description of the Registrant’s common stock, par value $0.001 per share, contained in its registration statement on Form 8-A, which was filed with the Commission on February 3, 2014, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                                          transaction from which the director derives an improper personal benefit;

•                                          act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                                          unlawful payment of dividends or redemption of shares; or

•                                          breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

The Registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

Exhibit No.	Description
4.1

Fourth Amended and Restated Certificate of Incorporation of Egalet Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 1, 2019).

4.2	Second Amended and Restated Bylaws of Egalet Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 29, 2019).

4.4

Indenture, dated as of January 31, 2019, among Egalet Corporation, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.5	Form of Iroko Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.6	Form of Non-Iroko Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.7	Form of Preemptive Rights Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.8

Registration Rights Agreement, dated as of January 31, 2019, by and between the Company and Iroko Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.7 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.9

Stockholders’ Agreement, dated as of January 31, 2019, by and among Egalet Corporation and the stockholder(s) of Egalet Corporation from time to time party thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.10	Egalet Corporation Form of Time-Based Restricted Stock Unit Agreement (filed herewith).

4.11	Egalet Corporation Form of Performance Restricted Stock Unit Agreement (filed herewith).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered (filed herewith).

10.1	Amended and Restated Egalet Corporation 2019 Stock-Based Incentive Compensation Plan, as amended (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Dechert LLP (included in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (included on the signature pages hereto).

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)                             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1

Fourth Amended and Restated Certificate of Incorporation of Egalet Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 1, 2019).

4.2	Second Amended and Restated Bylaws of Egalet Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 29, 2019).

4.4

Indenture, dated as of January 31, 2019, among the Company, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.5	Form of Iroko Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.6	Form of Non-Iroko Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.7	Form of Preemptive Rights Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.8

Registration Rights Agreement, dated as of January 31, 2019, by and between the Company and Iroko Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.7 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.9

Stockholders’ Agreement, dated as of January 31, 2019, by and among the Company and the stockholder(s) of the Copany from time to time party thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the Commission on February 1, 2019).

4.10	Egalet Corporation Form of Time Based Restricted Stock Unit Agreement (filed herewith).

4.11	Egalet Corporation Form of Performance Restricted Stock Unit Agreement (filed herewith).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered (filed herewith).

10.1	Amended and Restated Egalet Corporation 2019 Stock-Based Incentive Compensation Plan, as amended (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Dechert LLP (included in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (included on the signature pages hereto).

SIGNATURES

The Registrant.  t. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, Commonwealth of Pennsylvania, on this 29th day of March, 2019.

EGALET CORPORATION

By:	/s/ ROBERT RADIE
Robert Radie
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Radie, Mark Strobeck and Megan Timmins, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Form S-8 have been signed by the following persons in the capacities indicated on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ROBERT RADIE	President, Chief Executive Officer and Director	March 29, 2019
Robert Radie	(Principal Executive Officer)

/s/ BARBARA CARLIN	Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)	March 29, 2019
Barbara Carlin

/s/ TIMOTHY WALBERT	Chairman of the Board	March 29, 2019
Timothy Walbert

/s/ LUKE DÜSTER	Director	March 29, 2019
Luke Düster

/s/ TODD HOLMES	Director	March 29, 2019
Todd Holmes

/s/ JOE MCINNIS	Director	March 29, 2019
Joe McInnis

/s/ MATTHEW PAULS	Director	March 29, 2019
Matthew Pauls

/s/ ANDREA HESLIN SMILEY	Director	March 29, 2019
Andrea Heslin Smiley